Exhibit 10.29

SEDIBELO RESOURCES LIMITED

LONG-TERM INCENTIVE PLAN 2022

PREAMBLE

A.	The Company wishes to implement the Plan to incentivise its Eligible Employees, to align the interests of its Eligible Employees with those of the Company’s shareholders, and to attract and retain Eligible Employees. The Company also wishes to grant Awards to NEDs as part of their compensation for their services as directors of the Board.

B.	The Plan will be used to:

(i)	Grant annual Awards;

(ii)	Grant ad-hoc Awards to selected Eligible Employees, based on individual performance, key skills and talent, to address specific retention risks (Retention Shares and/or Outperformance Shares);

(iii)	Grant Awards to specifically address sign-on requirements (Sign-on Shares);

(iv)	Grant Awards (Deferred Bonus Shares) as a means of implementing deferred bonuses in the case that such a policy is adopted in the future;

(v)	Grant replacement Awards for cash-Settled awards granted before admission; and

(vi)	Grant Awards to NEDs in accordance with the Plan, read with the Compensation Policy.

C.	The Plan has been prepared in accordance with best practice governance standards and, in this regard, among other things:

(i)	The Board intends to review the Rules of the Plan from time to time in order to ensure its continued contribution to shareholder value, with the intention of preventing unjust windfalls and inappropriate gains from the operation of share-based incentives.

(ii)	It is the Board’s objective to align the interests of the Participants with those of the shareholders of the Company by linking certain categories of reward to performance which shall be measured according to appropriate benchmarks determined in the light of the objectives of the Plan.

(iii)	The Board will disclose the Performance Conditions and the reasons for selecting them to the shareholders of the Company in the remuneration policy section of its integrated report.

(iv)	It is intended, as far as possible, to link the Performance Conditions to factors that will enhance the Company’s overall corporate performance and the value to shareholders.

part 1 – introduction

1.	Definitions AND INTERPRETATION

1.1	In the Plan, unless the context indicates otherwise, the following words and expressions will have the meanings assigned hereto:

1.1.1	Acceptance Date means the date by which an Employee is obliged to deliver an Acceptance Notice to the Company or relevant Employer Company in order to participate in the Plan, which date is set out in their Award Notice;

1.1.2	Acceptance Notice means the notice delivered by an Employee to the Company or relevant Employer Company indicating their acceptance of an Award and its terms and conditions (in terms of clause 9.4);

1.1.3	Administrator means a service provider appointed by the Company to act on behalf of the Company (or the relevant Employer Company) in performing the obligations of the Company (or the relevant Employer Company) in terms of the Plan;

1.1.4	Applicable Laws in relation to any person or entity, means all and any statutes, subordinate legislation and common law; regulations; ordinances and by-laws; listing requirements; accounting standards; directives, codes of practice, circulars, guidance notices, judgments and decisions of any competent authority, compliance with which is mandatory for that person or entity;

1.1.5	Applicable Listing Rules means the listing rules governing the requirements of companies listed on any Stock Exchange;

1.1.6	Associate means any company, corporation or other similar entity in which the Company owns, directly or indirectly, ordinary shares or securities of that company, corporation or entity;

1.1.7	Award means the grant to an Eligible Employee or an NED, as applicable, of a specified number of Shares (being either Conditional Shares or Forfeitable Shares) under the Plan and the word “awarded” shall be construed accordingly;

1.1.8	Award Date means the date on which Remco resolves to make an Award to an Eligible Employee or the date on which the Executive members of the Board resolve to make an Award to an NED, as applicable, as set out in their Award Notice;

1.1.9	Award Notice means the notice delivered by an Employer Company to an Eligible Employee in terms of clause 8, notifying such individual of an Award and setting out the terms of the Award;

1.1.10	Auditors means the registered auditors of the Company from time to time;

1.1.11	Board means the board of directors of the Company or any committee thereof to whom the powers of the board of directors of the Company in respect of the Plan are delegated. For the avoidance of doubt, the Board is comprised of Executive directors and NEDs;

1.1.12	Capitalisation Issue means a capitalisation issue as contemplated in section 47 of the Companies Act;

1.1.13	Change of Control means all circumstances where a party (or parties acting in concert), directly or indirectly, obtains -

1.1.13.1	beneficial ownership of the specified percentage or more of the Company's issued Shares; or

1.1.13.2	control of the specified percentage or more of the voting rights at meetings of the Company; or

1.1.13.3	the right to control the management of the Company or the composition of the Board; or

1.1.13.4	the right to appoint or remove directors holding a majority of voting rights at Board meetings; or

1.1.13.5	the approval by the Company's shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company's assets or undertaking.

For the purposes of this 1.1.12 the expression "specified percentage" shall bear the meaning assigned to it from time to time in the Takeover Regulations read with the Companies Act, presently being 35% (thirty five percent), although this must be read with any other applicable regulations;

1.1.14	Change of Control Date means the date on which the Change of Control of the Company becomes effective;

1.1.15	Clawback means the recoupment of the Clawback Amount from an Employee Participant upon the discovery of a Trigger Event in accordance with clause 17;

1.1.16	Clawback Amount means the Market Value of the Shares under an Award on the applicable Vesting Date, or a portion thereof. For the avoidance of doubt, the Clawback Amount will be calculated net of any Tax deducted in accordance with clause 24;

1.1.17	Companies Act means the South African Companies Act, 71 of 2008 or a similar Act promulgated in a different country or jurisdiction;

1.1.18	Company means Sedibelo Resources Limited, a non-cellular company limited by shares duly incorporated and registered in accordance with the laws of the Island of Guernsey under registration number 54400;

1.1.19	Compensation Policy means the Company’s Non-Executive Director Compensation Policy determined and adopted by Executive directors of the Board from time to time. The Compensation Policy will set out, inter alia, the types of Awards that may be granted to NEDs, the number of Shares that form the subject of an Award, the conditions on which an Award will be granted, forfeited, Vest, and/or be Settled, and such other terms and conditions as the Executive directors of the Board may determine in their discretion;

1.1.20	Conditional Share means a conditional right on the part of a Participant to acquire a Share, the Vesting of which is subject to the fulfilment of the Employment Condition and the Performance Condition (if applicable) as specified in the Award Notice;

1.1.21	Date of Termination of Employment means the date upon which an Employee Participant is no longer employed by, or ceases to hold salaried office in, any Employer Company; provided that, where an Employee Participant's employment is terminated without notice or on terms in lieu of notice, the Date of Termination of Employment shall be deemed to occur on the date on which the termination takes effect, and where such employment is terminated with notice, the Date of Termination of Employment shall be deemed to occur upon the date on which that notice expires;

1.1.22	Dividend Equivalent means in respect of an Award of Conditional Shares, an amount calculated by reference to the dividends payable on the number of Vested Shares during such period as Remco determines, as provided in clause 14;

1.1.23	Eligible Employee means an Employee who is eligible to participate in the Plan, namely any Employee of any member of the Group;

1.1.24	Employee means any person holding full-time salaried employment or office (including an Executive director but excluding an NED), with any Employer Company;

1.1.25	Employee Participant means an Eligible Employee that receives and accepts an Award and thereby becomes subject to the terms and conditions of the Plan;

1.1.26	Employer Company means the specific entity (which includes both local and foreign entities) within the Group that is the employer of a particular Employee Participant;

1.1.27	Employment Condition means the condition of continued employment with the Group for the duration of the Employment Period, as specified in the Award Notice;

1.1.28	Employment Period means the period commencing on the Award Date and ending on the date specified in the Award Notice (both dates inclusive) during which the Employee Participant is required to fulfil the Employment Condition;

1.1.29	Exchange Act means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto;

1.1.30	Executive means a member of the Executive Committee of the Company;

1.1.31	Executive Committee means the most senior management committee of the Company comprising the Chief Executive Officer, the Chief Financial Officer and the senior company Employees reporting directly the Chief Executive Officer. For avoidance of doubt, the members of the Executive Committee will be informed of their inclusion in the Executive Committee, or when they are considered not to be members, from time to time.

1.1.32	Expiry Date means 31 December 2032,;

1.1.33	Fault Termination means the termination of employment of an Employee Participant by the Group by reason of-

1.1.33.1	misconduct;

1.1.33.2	poor performance;

1.1.33.3	retirement before the Retirement Date, or

1.1.33.4	resignation;

1.1.34	Financial Year means the Company’s financial year, which runs from 1 January to 31 December, or as amended by Applicable Laws;

1.1.35	Forfeitable Share means the beneficial interest in a Share held by a Participant, which is subject to certain restrictions and forfeiture under the Plan, the Award Notice, and the Compensation Policy (where applicable);

1.1.36	Group means the Company and any other company, body corporate or other undertaking which is or would be deemed to be a subsidiary of the Company in terms of the Companies Act, and its Associates, and the expression "member of the Group" shall be construed accordingly;

1.1.37	Holding Period means a period after Vesting during which the restrictions in Schedule 2 apply;

1.1.38	Holding Shares means any Shares which are issued or transferred pursuant to an Award at any time prior to the expiry of the Holding Period;

1.1.39	Ill-health means a physical, mental or psychological condition, including a disability or a condition caused by an injury, diagnosed by a Company approved Medical Practitioner, which renders the Employee Participant incapable of performing such person’s duties in terms of the Employee Participant’s employment contract;

1.1.40	Income Tax Act means the South African Income Tax Act, 58 of 1962 as amended or substituted from time to time or a similar Act promulgated in a different country or jurisdiction;

1.1.41	LRA means the Labour Relations Act, 66 of 1995, as amended or substituted from time to time, or a similar Act promulgated in a different country or jurisdiction;

1.1.42	Malus means the reduction (in part or full) of unvested Awards of Employee Participants due to the occurrence of a Trigger Event in accordance with clause 16 before the applicable Vesting Date. Whenever a reduction is made, the relevant Award or portion thereof (as applicable) shall be treated as having lapsed;

1.1.43	Market Value means the market value of a Share on the day when an Award Vests, or such other determination date;

1.1.44	Medical Practitioner means a person who is certified to diagnose and treat patients and who is registered with a professional council established by an appropriate Act of the South African Parliament or its equivalent in countries outside of South Africa;

1.1.45	No Fault Termination means the termination of employment of an Employee Participant by the Group by reason of -

1.1.45.1	death;

1.1.45.2	injury, disability or Ill-health, in each case as certified by a qualified Medical Practitioner nominated by the relevant Employer Company;

1.1.45.3	Retrenchment;

1.1.45.4	retirement on or after Retirement Date;

1.1.45.5	the company by which the Employee Participant is employed ceasing to be a member of the Group;

1.1.45.6	mutual agreement; or

1.1.45.7	the undertaking in which the Employee Participant is employed being transferred to a transferee which is not a member of the Group;

1.1.46	NED means a director of the Board who is not an Employee;

1.1.47	NED Participant means an NED that receives an Award and thereby becomes subject to the terms and conditions of the Plan, read with the provisions of the Compensation Policy;

1.1.48	NYSE means the New York Stock Exchange;

1.1.49	Participant means an Employee Participant or an NED Participant, as applicable;

1.1.50	Performance Condition means a condition of Vesting of an Award in accordance with clause 12, as set out in the Award Notice;

1.1.51	Performance Period means the period commencing on the Award Date and ending on the date specified in the Award Notice (both dates inclusive) during which the Employee Participant is required to fulfil the Performance Condition;

1.1.52	Personal Information means “personal information” as defined in section 1 of the Protection of Personal Information Act, 4 of 2013 as amended or substituted from time to time or a similar Act promulgated in a different country or jurisdiction;

1.1.53	Plan means the Sedibelo Resources Limited Long-term Incentive Plan 2022, established in terms of these rules;

1.1.54	Qualified Member means a member of Remco who is a “Non-Employee Director” (i.e. an NED) within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under the NYSE Listed Company Manual or other applicable stock exchange rules;

1.1.55	Remco means the Remuneration Committee of the Board or any person(s) to whom the powers of Remco in respect of the Plan have been delegated (but then only in accordance with the terms of such delegation), which persons do not hold any executive office within the Group;

1.1.56	Retirement Date means the earliest date on which, or age at which, an Employee can be required to retire by any Employer Company;

1.1.57	Retrenchment means the termination of the employment of an Employee by virtue of the operational requirements of the Employer Company concerned as contemplated in the LRA;

1.1.58	Rights Issue means the offer of any securities of the Company to all ordinary shareholders of the Company pro rata to their holdings at the record date;

1.1.59	Settlement means in the case of Conditional Shares, transfer to a Participant of the required number of Shares following Vesting; in the case of Forfeitable Shares, the release of Shares held by a third party (such as an escrow agent) to the Participant following vesting; and the words “Settle” and “Settled” shall bear a corresponding meaning;

1.1.60	Settlement Date means the date on which Settlement shall occur;

1.1.61	Shares means ordinary shares in the issued share capital of the Company, or such other class of shares as may represent the same as a result of any reorganisation, reconstruction or other variation of the share capital of the Company to which the provisions of the Plan may apply from time to time;

1.1.62	Special Provisions Schedule means Schedule 1 to the Plan;

1.1.63	Stock Exchange means any stock exchange, institution or screen based or other electronic quotation or trading system or market on which the shares of the Company are listed or quoted, as applicable;

1.1.64	Tax means any present or future tax or other charge of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income tax (whether based on or measured by income/revenue or profit or gain of any nature or kind or otherwise and whether levied under the Income Tax Act or otherwise), capital gains tax, value-added tax and any charge in the nature of taxation, and any interest, penalty, fine or other payment on, or in respect thereof;

1.1.65	Trigger Event means an event, as set out in clauses 16 and 17, that will give the Board the discretion to reduce an Employee Participant’s Award (in whole or in part) or apply a Clawback, as appropriate;

1.1.66	US Participant means a Participant who (i) is resident in, or a citizen or green card holder of, the United States of America on the Award Date, (ii) is otherwise subject to US taxation on the Award Date or (iii) becomes subject to US taxation prior to exercise or Vesting of an Award;

1.1.67	Vest means the restrictions relating to the Award have ceased to apply, and “Vested”, “Vesting” and “Vests” shall have equivalent meanings;

1.1.68	Vesting Date means the date on which the Award (or a portion thereof) Vests; and

1.1.69	Vesting Period means the period which commences on the Award Date and terminates on the applicable Vesting Date.

1.2	General Interpretation

In the Plan -

1.2.1	clause headings are used for convenience only and shall be ignored in its interpretation;

1.2.2	unless the context clearly indicates a contrary intention, an expression which denotes -

1.2.2.1	any gender includes the other genders;

1.2.2.2	a natural person includes an artificial person (whether corporate or unincorporate) and vice versa;

1.2.2.3	the singular includes the plural and vice versa;

1.2.3	unless the context clearly indicates a contrary intention, words and expressions defined in the Companies Act shall bear the meanings therein assigned to them;

1.2.4	the use of the word "including" or "includes" or "include" followed by a specific example shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s;

1.2.5	an Employee Participant who ceases to be employed by an Employer Company on the basis that such person is -

1.2.5.1	immediately thereafter employed by another Employer Company; or

1.2.5.2	thereafter re-employed by such Employer Company pursuant to it being determined that his or her employment was terminated on a basis which was not lawful in terms of the LRA;

shall be deemed not to have terminated his or her employment for the purposes of the Plan and his or her rights shall be deemed to be unaffected;

1.2.6	an Employee Participant who is a director of any Employer Company who retires and/or resigns on the basis that such person is immediately re-elected in accordance with the articles of association or other constitutional documents of that Employer Company shall be deemed not to have terminated his or her employment with that Employer Company.

1.3	If any provision in a definition is a substantive provision conferring any right or imposing any obligation on anyone then, notwithstanding that it is only in a definition, effect shall be given to it as if it were a substantive provision in the body of the Plan.

1.4	When any number of days is prescribed in the Plan, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or official public holiday.

2.	Object

2.1	The object and purpose of the Plan is to:

2.1.1	remunerate Employee Participants with long-term incentive awards that are linked to the success and growth of the Company;

2.1.2	incentivise Employee Participants to meet strategic short-, medium- and long-term objectives that will help deliver value to the Company’s stakeholders;

2.1.3	achieve alignment between the Employee Participants’ remuneration and the interests of the Company’s stakeholders;

2.1.4	act as a retention mechanism for Employee Participants in a market where highly skilled people are in high demand; and

2.1.5	compensate NEDs for their services as directors of the Board.

part 2 – ADMINISTRATION OF THE Plan

3.	THE plan

The Plan is hereby constituted, which Plan shall be administered for the purpose and in the manner set out herein.

4.	ADMINISTRATION OF THE plan

4.1	Save for the provisions of clause 19, the Remco is responsible for the operation and administration of the Plan, and has discretion to decide whether and on what basis the Plan shall be operated.

4.2	Where the Plan refers to the discretion of Remco, such discretion shall be sole, absolute and unrestricted unless the contrary is expressed, provided that if Remco delegates the authority to exercise discretion, the discretion should be exercised in terms of the Plan.

4.3	Subject to the provisions of the Plan, Remco shall be entitled to make and establish such rules and regulations, and to amend the same from time to time, as they may deem necessary or expedient for the proper implementation and administration of the Plan. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that Remco is permitted to take.

4.4	At any time that the Company is not a “foreign private issuer” within the meaning of the Exchange Act, and a member of Remco is not a Qualified Member, any action of Remco relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act must be taken by the remaining members of Remco or a subcommittee, designated by Remco or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of Remco for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of Remco.

5.	Administrator

The Company or relevant Employer Company may appoint an Administrator to act on its behalf in performing its obligations (or the obligations of an Employer Company) under the Plan. For purposes of the Plan, references to “the Company” or “Employer Company” include an Administrator that has been appointed in terms of this clause 5.

6.	costs

6.1	All costs and expenses relating to the Plan, including for the avoidance of doubt, all costs relating to the Administrator, will be for the Company’s account.

6.2	The Company may recover from each Employer Company such costs as may be attributable to the participation of any of that Employer Company’s Employees under the Plan, in accordance with the terms of the relevant recharge policy.

6.3	After the Vesting Date, all Settlement costs and Tax will be for the Participant’s account.

6.4	The Participant shall be liable for all Tax payable as a result of benefits due to him or her in terms of the Plan.

part 3 – Terms OF AWARDS TO ELIGIBLE EMPLOYEES

7.	GRANT OF AWARDS

7.1	Subject to the limitations specified in this Part 3 of the Plan and the Schedules, Remco may, in its sole and absolute discretion, resolve to make Awards to Eligible Employees. For the avoidance of doubt, and save for clause 19, an Award may not be granted to a person who is not an Eligible Employee.

7.2	Each year the Remco shall have final authority to determine the following:

7.2.1	which Eligible Employee shall receive an Award;

7.2.2	the aggregate number of Shares to comprise Awards to all Eligible Employees;

7.2.3	the number of Conditional Shares and Forfeitable Shares comprising an Award to an Eligible Employee, taking into consideration his or her salary, grade, individual performance, retention requirements and market benchmarks, as applicable;

7.2.4	the Award Date;

7.2.5	the Award price;

7.2.6	the conditions (including the Employment Condition, the Performance Condition(s), and any other Vesting conditions) that may apply to the Award;

7.2.7	the Employment Period(s), Performance Period(s), Vesting Period(s), and Vesting Date(s) in respect of each Award;

7.2.8	whether Dividend Equivalents will be awarded in respect of an Award of Conditional Shares;

7.2.9	the Malus and Clawback provisions associated with the Award, if any; and

7.3	all other issues relating to the governance and administration of the Plan. Subject to clause 25, Remco shall be entitled, in its absolute discretion, to vary any of the terms of an Award, including, but not limited to, the items listed in clauses 7.2 above and 9 below.

7.4	Shares will only be purchased once Employee Participants have been formally identified.

7.5	An Award of Shares may be satisfied by (i) the issue of new Shares; (ii) the transfer of treasury Shares; (iii) the transfer of Shares (other than the transfer of treasury Shares); and/or (iv) market purchase.

8.	Timing of Grant

8.1	An Award may be granted on:

8.1.1	(i) the date on which the Plan is approved by the Board; or (ii) the dealing day after the date on which the Company announces its results for any period; or (iii) the removal of any restrictions imposed on the Committee or the Company which prevented an Award from being granted in the period mentioned in (ii); or (iv) the date on which changes to any legislation or regulations affecting the Plan are announced or made; or

8.1.2	any other date when Remco so decides, provided that it is not restricted from granting Awards at that time by law or regulation;

but an Award may not be granted after the Expiry Date.

9.	AwarD Terms and Notice

9.1	Remco shall, as soon as reasonably practicable on or after the Award Date, notify the Eligible Employee of the Award in an Award Notice (or cause the relevant Employer Company to provide such Award Notice). The Award Notice shall be in the form as prescribed by Remco from time to time and shall specify -

9.1.1	the Award Date;

9.1.2	the Award Price;

9.1.3	the number of Conditional Shares or Forfeitable Shares constituting the Award;

9.1.4	the Acceptance Date;

9.1.5	the Employment Condition and Employment Period;

9.1.6	the Performance Condition and Performance Period (if applicable), or if in exceptional circumstances as referred to in clause 12.1 it is to be specified at a later date, that this is the case;

9.1.7	any other conditions for Vesting;

9.1.8	the Vesting Date(s) and Vesting Period(s) applicable to the Award, unless specified in a Performance Condition;

9.1.9	in the case of Conditional Shares, an indication of whether Dividend Equivalents will be payable;

9.1.10	whether or not a Holding Period will apply and if so, when it will normally end;

9.1.11	whether the Award may be forfeited in terms of clause 16 (Malus) or subject to Clawback in terms of clause 17; and

9.1.12	a stipulation that the Award is subject to the provisions of the Plan.

9.2	An Award is personal to an Employee Participant and shall not be capable of being ceded, assigned, transferred or otherwise disposed of or encumbered by an Employee Participant. Any such Award shall lapse immediately if it is so transferred, purported to be transferred or otherwise disposed of or if the Employee Participant is adjudged bankrupt.

9.3	Save for Securities Transfer Tax which the Company may recover from the Employee Participant, there shall be no consideration payable by the Employee Participant for the Award. The method of recovering the Securities Transfer Tax amount will be agreed between the Company and the Employee Participant prior to the Award being Settled and, failing such agreement being reached, the Company may withhold such amount required from the Employee Participant’s salary or other payments due to him from the Company.

9.4	The Employee must deliver an Acceptance Notice to the Company or such person’s Employer Company on or before the Acceptance Date indicating his or her acceptance of the terms and conditions of the Plan (including, but not limited to, those set out in clauses 16 (Malus), 17 (Clawback) and 28 (Data Protection).

9.5	Written acceptance of the Award referred to in clause 9.4 shall be in the form prescribed by Remco and be submitted to the company secretary, or such other person as Remco may nominate by the Acceptance Date, failing which the Award will deemed to have been refused unless the Remco determines otherwise.

9.6	The obligations of the Company or an Employer Company under the Plan shall be postponed until such time as the Employee Participant has indicated his or her acceptance of the Award. The Company or relevant Employer Company will not be liable for any loss that may be suffered by such Employee Participant as a result of the postponement of its obligations in terms of this clause 9.6.

9.7	An Award may be cancelled at any time after the Award Date if Remco and Employee Participant so agree in writing.

9.8	The grant of any Award shall be subject to obtaining any required approval or consent in terms of the Applicable Listing Rules and any relevant Applicable Laws

10.	Rights of EMPLOYEE Participants

10.1	Employee Participants will not be entitled to any shareholder rights in respect of Conditional Shares before Vesting, except for the right to receive Dividend Equivalents on Vesting, if provided in the Award Notice.

10.2	Employee Participants will become beneficial owners of the Forfeitable Shares from acceptance of the Award, and will benefit from dividends and have shareholder voting rights in respect of the Forfeitable Shares prior to Vesting.

10.3	Awards cannot be transferred, assigned, disposed of or encumbered by the Employee Participant prior to Vesting and will be subject to forfeiture and disposal restrictions until Vesting. Any violation of this clause 10.3 will result in the immediately lapse of the Award.

11.	VESTING OF AWARDS

11.1	The Vesting of all Awards will be subject to the Employment Condition, unless explicitly waived by Remco in writing. In addition, the Vesting of Awards of Conditional Shares that contain Performance Conditions will also be subject to the satisfaction of the Performance Condition, which will be measured over the Performance Period in accordance with clause 12 on each applicable Vesting Date, unless otherwise specified in an Employee Participant’s Award Notice.

11.2	An Award of Forfeitable Shares will Vest in equal tranches on each applicable Vesting Date, unless otherwise specified in an Employee Participant’s Award Notice.

12.	PERFORMANCE CONDITIONs

12.1	A Performance Condition must be specified at the Award Date unless, in exceptional circumstances, Remco determines that it shall be specified at a later date.

12.2	Remco shall, as soon as reasonably practical after the end of the Performance Period in relation to an Award, confirm the outcome of the Performance Condition as specified in the Award Notice and approve the extent to which it has been satisfied.

12.3	Subject to clause 16 (Malus) and clause 18 (Termination of Employment), the Conditional Shares constituting the Award will Vest on a pro-rata basis depending on the extent to which the Performance Condition has been fulfilled. The Employee Participant shall be notified of the extent to which the Performance Condition is considered to be fulfilled and the number of Conditional Shares that will Vest accordingly on the Vesting Date.

12.4	To the extent that a Performance Condition has not been fulfilled, the Conditional Shares that are subject to the Performance Condition shall not Vest and will lapse with immediate effect. If an Award lapses under the Plan, it cannot Vest and an Employee Participant has no rights in respect of it.

12.5	Should an event occur at any point during the Performance Period, which causes Remco to consider that the Performance Condition is no longer appropriate, Remco may substitute or vary the Performance Condition in such manner as:

12.5.1	is reasonable in the circumstances; and

12.5.2	produces a fair measure of performance and is not materially more difficult to satisfy than the previous Performance Condition.

12.6	The Award will then take effect subject to the fulfilment of the Performance Condition as amended, once the terms of the amended Performance Condition have been communicated to the Employee Participant.

13.	Consequences of Vesting

13.1	Within 30 days of the Vesting Date of Conditional Shares, the Company will arrange (subject to clause 24 (Tax Liability), clause 15 (Cash Alternative), and Schedule 2 (Holding Period)) for the Settlement to the Employee Participant of the number of Shares in respect of which the Award has Vested. In the case of Conditional Awards, the Employee Participant may also be entitled to the payment of a Dividend Equivalent calculated in accordance with clause 14 below.

13.2	In the case of a Forfeitable Award, the portion of the Forfeitable Shares which have Vested shall cease to be subject to the restrictions imposed on those Forfeitable Shares under the Plan and the Company shall, subject to the remainder of this clause 13, transfer or procure the transfer of the legal title to the Vested Forfeitable Shares and/or any documents of title relating to the Vested Forfeitable Shares to the Employee Participant or his or her nominee account on or as soon as reasonably practicable on or around the relevant Vesting Date.

13.3	An Award shall not Vest unless and until the following conditions are satisfied:

13.3.1	The Employee Participant shall pay in such manner as Remco may from time to time prescribe any such additional amount of which the Company may notify the Employee Participant in respect of any deduction on account of Tax or similar liabilities as may be required by law which may arise on the release of Shares to the Employee Participant; and

13.3.2	the Vesting of the Award and the transfer of Shares after such Vesting would be lawful in all relevant jurisdictions and in compliance with the Applicable Listing Rules and any relevant securities dealing code of the Company, and any other relevant Applicable Laws.

13.4	An Award shall lapse in accordance with the Plan or to the extent that it does not Vest under the Plan. On the lapse of all or any part of a Forfeitable Award, the beneficial interest (and, if appropriate, the legal interest) of the Forfeitable Shares in respect of which such Award has lapsed shall be transferred for no consideration to any person specified by Remco (such as an escrow agent or an employee benefit trust).

14.	DIVIDEND EQUIVALENTS

14.1	In respect of an Award of Conditional Shares, such Award may include the right to receive a Dividend Equivalent on the Vesting Date, which amount: (i) shall be calculated by Remco on such basis as it determines; (ii) shall exclude special dividends (unless Remco determines otherwise), and (iii) may be calculated assuming the reinvestment of dividends into Shares (on such basis as the Board may determine).

15.	CASH ALTERNATIVE

15.1	Where a Conditional Award Vests and Vested Shares have not yet been transferred to the Employee Participant (or the Employee Participant’s nominee account), Remco may decide to Settle an Award by paying an equivalent amount of cash (subject to clause 24 (Tax Liability)) equal to the Market Value of that number of Shares on the Vesting Date in accordance with the following provisions of this clause 15.

15.2	This clause 15 shall not apply in relation to an Award made to an Employee Participant in any jurisdiction where the presence of clause 15.1 would cause the grant of the Award to be unlawful or for it to fall outside any applicable securities law exclusion or exemption or adverse tax or social security contributions consequences for the Employee Participant or any member of the Group as determined by Remco.

16.	MALUS

16.1	Prior to the applicable Vesting Date, Remco may exercise its discretion to determine that an Award is subject to reduction or forfeiture (in whole or in part) in the event of any of the following Trigger Events:

16.1.1	there is reasonable evidence of misbehaviour or material error by an Employee Participant; or

16.1.2	the financial performance of the Group, the Company, the Employer Company or the relevant business unit for any Financial Year in respect of which an Award is based have subsequently appeared to be materially inaccurate; or

16.1.3	the Group, the Company, the Employer Company or the relevant business unit suffers a material downturn in its financial performance, for which the Employee Participant can be seen to have some liability; or

16.1.4	the Group, the Company, the Employer Company or the relevant business unit suffers a material failure of risk management, for which the Employee Participant can be seen to have some liability; or

16.1.5	in any other circumstances if Remco determines that it is reasonable to subject the Awards of one or more Employee Participants to reduction or forfeiture.

16.2	To the extent that this clause 16 applies to an Employee Participant, Remco shall determine if the Employee Participant’s Award shall be forfeited in whole or in part and, if Remco does so determine that all or a portion of the Employee Participant’s Award shall be forfeited, that Award shall be forfeited with effect from the date of the determination.

16.3	Whenever a reduction is made, the relevant Award or portion thereof, as relevant, shall be treated as having lapsed.

16.4	Remco may postpone the Vesting Date in respect of any Employee Participant’s Award if, at the Vesting Date, there is an ongoing investigation or other procedure being carried on to determine whether the forfeiture provisions apply in respect of an Employee Participant or Award, or Remco decides that further investigation is warranted. In such event, the Vesting Date shall be deemed to be the date upon which the investigation or procedure has been completed and Remco has determined that the Employee Participant’s Award shall not be forfeited.

17.	CLAWBACK

17.1	Where there is reasonable evidence that a Trigger Event occurred as set out below, prior to the Vesting Date, but was only discovered within a period of three (3) years after the Vesting Date (the “Clawback Period”), Remco may exercise its discretion to require an Employee Participant to repay the Clawback Amount (or a portion thereof). The following Trigger Events allow Remco to exercise its discretion:

17.1.1	the discovery of a misstatement resulting in an adjustment to the Company, Employer Company or Group’s audited accounts (or the audited accounts of any member of the Group) in respect of a period for which the Employment Condition was assessed; and/or

17.1.2	the discovery of the events that occurred prior to grant of an Award or Vesting that have led to the censure of the Company, Employer Company or a member of the Group by a regulatory authority or have had a significant detrimental impact on the reputation of any member of the Group; and/or

17.1.3	the discovery of action or conduct of an Employee Participant which in the opinion of Remco amounts to gross misconduct that occurred prior to grant of an Award or Vesting; and/or

17.1.4	the discovery that any information or the assessment of any Performance Condition(s) used to determine an Award was based on erroneous, or inaccurate or misleading information, and led to a material error in the calculation of any variable pay award.

17.2	For the avoidance of doubt, where there is reasonable evidence that a Trigger Event listed in clause 16, occurred prior to the Vesting Date, and was discovered prior to the Vesting Date, Remco may exercise its discretion to apply the provisions of clause 16. The provisions of this clause 17 shall not apply where a Trigger Event occurred after the Vesting Date.

17.3	Remco may extend the Clawback Period if, upon the expiry of the Clawback Period, there is an ongoing investigation or other procedure being carried on to determine whether the Clawback provisions apply in respect of a Participant, or Remco decides that further investigation is warranted. Remco’s decision to investigate must be reasonable. In such event, the Clawback Period shall be extended until the investigation or procedure has been completed and Remco has made a final determination. Remco shall use its best endeavours to conclude the investigation
(or other procedure) within six (6) months.

18.	Termination of Employment

18.1	No Fault Terminations

18.1.1	Subject to clause 1.2.5, if an Employee Participant ceases to be employed by the Group by reason of a No Fault Termination prior to the applicable Vesting Date, the Vesting Date shall be accelerated to the Date of Termination of Employment and a portion of the Award shall Vest.

18.1.2	The portion of the Award which shall Vest on the Vesting Date will be calculated in accordance with clauses 18.1.3 and 18.1.4 below.

18.1.3	In respect of Forfeitable Shares, the portion of the Award which shall Vest will reflect the number of complete months served between the Award Date and the Date of Termination of Employment divided by the total number of months in the Employment Period. The remainder of the Award will lapse. To the extent that additional Vesting conditions are imposed by Remco, the Award will also be pro-rated to reflect the extent to which these conditions have been satisfied.

18.1.4	In respect of Conditional Shares, Remco will calculate whether, and the extent to which, the Performance Condition has been satisfied at the end of the Performance Period. The remainder of the Award will lapse. The portion of the Award which shall Vest will be determined based on:

18.1.4.1	the extent to which the Performance Condition has been satisfied by the Vesting Date as determined by Remco in their sole discretion; and

18.1.4.2	the number of complete months served between the Award Date and the Date of Termination of Employment divided by the total number of months in the Employment Period.

18.1.5	To the extent that there is more than one Vesting Date and more than one Employment Period in respect of a particular Award, the calculation set out above will be carried out in respect of each Employment Period.

18.2	Fault Terminations

18.2.1	Subject to clause 1.2.5, if an Employee Participant ceases to be employed by the Group by reason of a Fault Termination prior to the applicable Vesting Date, their Award shall be deemed to have been cancelled, provided that if, in the opinion of Remco, the circumstances of the Employee Participant ceasing to be employed are such as to warrant that Employee Participant being entitled to retain their Award in terms of the Plan, Remco in its discretion may indicate in writing to such Employee Participant that such person may retain his or her Award, or a portion thereof, notwithstanding that he or she has ceased to be employed.

18.3	Remco may exercise its discretion to determine the Fault or No Fault status of Employee Participants, including in the case of mutual separation agreements.

18.4	Remco is also entitled to determine that Awards are permitted to be Settled at the normal Vesting Date, without time pro-rating, but subject to applicable Performance Conditions, as if the Employee Participant’s employment was not terminated.

18.5	Executives and a Change of Control

In the event that an Executive is required to terminate his or her employment due to operational reasons, or constructive dismissal, within twenty four (24) months of a Change of Control, such person’s Awards will not be pro-rated to reflect the number of months served of the Employment Period.

part 4 – awards to neds

19.	awards to neds

19.1	Notwithstanding anything to the contrary set out herein, the grant of an Award, in terms of a written non-discretionary formula, will be made by Executive directors of the Board to NEDs in accordance with the provisions of the Compensation Policy.

19.2	For the avoidance of doubt, Part 3 of the Plan does not apply to Awards granted to NEDs. The balance of the Plan, unless otherwise indicated, will apply to Awards made to NEDs. For purposes of Parts 2 and 5 of the Plan, any reference to “Remco” will be deemed to be reference to the “Executive directors of the Board” in so far as the provisions pertain to NED Participants. In such an instance, the Executive directors of the Board will have the same powers as the Remco in relation to Awards made to NEDs.

part 5 – general

20.	INSOLVENCY

20.1	All unvested Awards shall lapse upon the Participant making an application for the voluntary surrender of their estate or their estate being otherwise sequestrated or any attachment of any interest of a Participant (including, inter alia, as a result of divorce proceedings) under the Plan, unless Remco, in its discretion, determines otherwise and then subject to such terms and conditions as Remco may determine.

20.2	If the Company is placed in final liquidation, the Company shall notify the Participant thereof in writing and all Awards for which Shares have not been issued or released from forfeiture restrictions shall be forfeited.

21.	POOR PERFORMANCE AND DISCIPLINARY PROCEDURES

In the event of pending disciplinary or poor performance procedures against any Employee Participant, or the contemplation of such procedures (in the opinion of Remco), then the Vesting and/or Settlement of any Award shall be suspended until the final conclusion of such procedures, at which time the Award shall Vest and/or be Settled, or the provisions of clause 16 shall be applied, whichever is applicable. Vesting or Settlement will be suspended only in the event that the Employee Participant is provided with a formal notice of such disciplinary proceedings from such person’s Employer Company, and such suspension may only be for a reasonable period.

22.	LIMITS AND ADJUSTMENTS

22.1	Company Limit

22.1.1	The aggregate number of Shares which may at any one time be Settled in terms of the Plan shall not exceed approximately 5% of the number of Shares to all Participants (the “Company Limit”).

22.1.2	In calculating the Company Limit, new Shares allotted and issued by the Company or Shares held by a subsidiary in treasury account which have been used by the Company for Vesting of Awards, will be included. The Company Limit will be calculated to exclude Shares purchased in the market in Settlement of Awards. It will also exclude Shares which do not subsequently vest as a result of forfeiture.

22.2	Individual Limit

22.2.1	The maximum number of Shares which may be allocated to an individual Participant in respect of all unvested Awards under the Plan may not exceed approximately 1% of the number of Shares (the “Individual Limit”).

22.3

In calculating the Individual Limit, new Shares allotted and issued by the Company or Shares held by a subsidiary in treasury account which have been used by the Company for Settlement of Awards, will be included. The Company Limit will be calculated to exclude Shares purchased in the market in Settlement of Awards. It will also exclude Shares which do not subsequently vest as a result of forfeiture.

Adjustments and Variation in Share Capital

22.3.1	In the event of a:

22.3.1.1	Capitalisation Issue; or

22.3.1.2	a Rights Issue (in the event of an Award of Conditional Shares only; the treatment of an Award of Forfeitable Shares in the event of a Rights Issue is set out in clause 22.3.4 below); or

22.3.1.3	a subdivision of Shares; or

22.3.1.4	a consolidation of Shares; or

22.3.1.5	the Company entering into a scheme of arrangement as contemplated in section 114 of the Companies Act; or

22.3.1.6	the Company making distributions, including a reduction of capital and distribution in specie, other than a dividend paid in the ordinary course of business,

Participants shall continue to participate in the Plan. Remco shall make such adjustment as it considers appropriate to the number of Shares subject to any Award; provided that any adjustments pursuant to clause 22.3.1 shall be confirmed by the Auditors and shall be reported in the Company’s annual financial statements in the year during which the adjustment is made.

22.3.2	Such an adjustment should give the Participant an entitlement to an equivalent proportion of the equity capital of the Company as that to which he or she was entitlement prior to the occurrence of the relevant event; provided that special dividends must be used to purchase additional Forfeitable Shares that are subject to the same conditions applicable to the underlying Award, including Performance Conditions and Vesting Conditions.

22.3.3	The issue of Shares as consideration for an acquisition and the issue of Shares or a vendor consideration placing will not be regarded as a circumstance that requires any adjustment to Awards.

22.3.4	Rights Issue

22.3.4.1	A Participant shall be entitled to participate in a Rights Issue in respect of his or her Forfeitable Shares and any additional Forfeitable Shares as a result of any event listed in clause 22.3.1.2 above, but may not transfer his or her entitlement to participate in a Rights Issue.

22.3.4.2	If a Rights Issue to the shareholders of the Company is proposed, Remco shall notify all Participants that are beneficial holders of Forfeitable Shares of that Rights Issue in writing. The written notice shall specify:

22.3.4.2.1	the terms and conditions of the Rights Issue as contained in the letter of allocation accompanying the Rights Issue;

22.3.4.2.2	the number of Rights Issue Shares offered;

22.3.4.2.3	the price payable in respect of the Rights Issue Shares and any costs incidental to the purchase of the Rights Issue Shares, including Securities Transfer Tax; and

22.3.4.2.4	the date by which the Participant should notify Remco if he or she intends to purchase the Rights Issue Shares.

22.3.4.3	If any Participant, who is a beneficial holder of Forfeitable Shares, intends to purchase the Rights Issue Shares he or she shall:

22.3.4.3.1	notify Remco of his or her intention by the date specified in the notice sent to such person in terms of clause 22.3.4.2;

22.3.4.3.2	simultaneously pay the full price in respect of the Rights Issue Shares and costs incidental to the purchase of the Rights Issue Shares, including Securities Transfer Tax; and

22.3.4.3.3	be deemed to have authorised the relevant third party (such as an escrow agent) to take all necessary steps and sign all documents to purchase the Rights Issue Shares for his or her benefit.

22.3.4.4	If the Participant fails to notify Remco of his or her intention to purchase the Rights Issue Shares by the date specified in the notice in terms of clause 22.3.4.2, he or she shall be deemed to have waived his or her right to take up any Rights Issue Shares in terms of the Rights Issue.

22.3.4.5	The Rights Issue Shares will not be subject to any restrictions in terms of the Plan and shall Vest immediately upon acquisition in terms of the Rights Issue.

23.	Corporate events

23.1	If the Company undergoes a Change of Control pursuant to a transaction, Remco may determine, in its sole discretion, that all or a portion of unvested Awards shall Vest early, on a time pro-rated basis, subject to the terms of clauses 23.2, 23.3 and 23.4, and any remaining unvested portion shall lapse, except to the extent exchanged under clause 23.5.

23.2	In respect of the pro-rated Vesting of Forfeitable Shares (or Conditional Awards that Vest solely in relation to the Employment Condition), the portion of the Award which shall Vest will reflect the number of complete months served between the Award Date and the Change of Control Date, divided by the total number of months in the Employment Period. To the extent that additional Vesting conditions are imposed by Remco, the Award will also be pro-rated to reflect the extent to which these conditions have been satisfied.

23.3	In respect of the pro-rated Vesting of Conditional Shares, Remco will calculate whether, and the extent to which, the Performance Condition (if applicable) has been satisfied on the Change of Control Date. The portion of the Conditional Shares which shall Vest will be determined based on:

23.3.1	the extent to which the Performance Condition has been satisfied at the Change of Control Date; and

23.3.2	the number of complete months served between the Award Date and the Change of Control Date, divided by the total number of months in the Employment Period.

23.4	To the extent that there is more than one Vesting Date and more than one Employment Period in respect of a particular Award, the calculation set out above will be carried out in respect of each Employment Period.

23.5	Remco may determine, in its sole discretion, prior to the Change of Control Date, with the consent of the acquiring company, that all or any portion of an unvested Award will be automatically exchanged in such transaction for a new Award. In the event of such exchange, the new Award must:

23.5.1	put the Participant in a similar position to the position he or she was in immediately before the replacement benefits accrued to the Participant; provided that Remco, may replace any Performance Condition with an Employment Condition with a duration that does not extend beyond the original Performance Period; and

23.5.2	have the same Market Value on the transaction date as the value of the unvested Awards held by the Participant (that were not subject to early Vesting or lapse).

24.	TAX LIABILITY

24.1	The Company or relevant Employer Company, or any trustee of any employee benefit trust, may withhold such amount and make such arrangements as it considers necessary to meet any liability to Taxation or social security contributions in respect of Awards (for the avoidance of doubt including during or on the release of Shares from a Holding Period). These arrangements may include the sale or reduction in number of any Shares or the Participant discharging the liability himself or herself.

24.2	A Participant agrees to indemnify the Company, Employer Company, any other member of the Group, and any trustee of any employee benefit trust against any Tax claim of whatever nature or any other liability or obligation incurred by the Company, Employer Company and any other member of the Group, which relates to the liability of the Participant as a result of his or her participation in the Plan.

24.3	The Company hereby irrevocably and in rem suam nominated, constituted and appointed as the sole attorney and agent of a Participant, in that Participant’s name, place and stead to sign and execute all such documents and do all such things as are necessary to give effect to the provisions of clause 24.1.

25.	DISCLOSURE IN ANNUAL FINANCIAL STATEMENTS

The Company shall summarise in its annual financial statements the number of Shares that may be utilised for purposes of the Plan at the beginning of the accounting period, changes in such number during the accounting period, and the balance of Shares available for utilisation for purposes of the Plan at the end of the accounting period. AMENDMENT OF THE Plan

25.1	It shall be competent for Remco to amend any of the provisions of the Plan subject to the prior approval (if required) of every stock exchange on which the Shares are for the time being listed; provided that no such amendment affecting the Vested rights of any Participant shall be effected without the prior written consent of the Participant concerned, and provided further that no such amendment affecting any of the following matters shall be competent unless it is approved by the Board.

25.1.1	the definition of Eligible Employee;

25.1.2	the calculation of the total number of Shares which may be received for the purpose of or pursuant to the Plan;

25.1.3	the calculation of the maximum number of Shares which may be received by any Participant in terms of the Plan;

25.1.4	the amount payable by a Participant under the Plan (if any);

25.1.5	the voting, dividend, transfer or other rights (including rights on liquidation of the Company) which may attach to any Award;

25.1.6	the provisions in these Rules dealing with the rights (whether conditional or otherwise) in and to the Shares of Participants who leave the employment of the Group prior to Vesting;

25.1.7	the basis for Awards in terms of these Rules;

25.1.8	the treatment of Awards in instances of mergers, takeovers or corporate actions;

25.1.9	the provisions of this clause 26.

25.2	Clause 26.1 will not apply to any amendment which is:

25.2.1	minor and to benefit the administration of the Plan;

25.2.2	to take account of any changes in legislation; or

25.2.3	to obtain or maintain favourable Tax, exchange control or regulatory treatment for the Company, any Employer Company or any present or future Participant.

25.3	Without derogating from the provisions of clause 26.1, if it should become necessary or desirable by reason of the provisions of Applicable Laws at any time after the signing of the Plan, to amend the provisions of the Plan so as to preserve the substance of the provisions contained in the Plan but to amend the form so as to achieve the objectives embodied in the Plan in the best manner, having regard to such Applicable Laws and without prejudice to the Participants concerned, then Remco may amend the Plan accordingly.

26.	DISPUTES

26.1	Should any dispute of whatever nature arise from or in connection with the Plan (including an urgent dispute), then the dispute shall, unless the parties thereto otherwise agree in writing, be referred to the Group Chief Executive.

26.2	In the event that the Group Chief Executive is unable to resolve the dispute, it shall be referred to the Chairman of Remco who, together with Remco, shall decide thereon, and that decision shall be final and binding on all parties to the dispute.

26.3	However, if the dispute relates, directly or indirectly, to the Group Chief Executive, the dispute shall be referred to the Chairman of Remco directly, who, together with Remco, shall decide thereon and that decision shall be final and binding on all parties to the dispute.

26.4	The dispute will be settled by means of arbitration in the event that:

26.4.1	Remco fails to notify the parties of its decision within thirty (30) business days of referral;

26.4.2	following delivery of Remco's decision, a party to the dispute notifies Remco that it requires settlement by way of arbitration; or

26.4.3	the parties to the dispute agree in writing to arbitration.

26.5	Nothing in this clause will preclude a party from seeking interim or urgent relief from a court of competent jurisdiction, for which purposes the parties hereby consent to the jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that court).

26.6	This clause is severable from the rest of the Plan and shall remain in effect even if the Plan is terminated for any reason.

27.	Data Protection

27.1	By participating in the Plan, a Participant is deemed to agree and consent to:

27.1.1	the collection, use and processing by the Employer Company of Personal Information relating to the Participant, for all purposes reasonably connected with the administration of the Plan;

27.1.2	the Employer Company, Company, and any member of the Group transferring Personal Information to or between them for all purposes reasonably connected with the administration of the Plan and the use of such Personal Information by such persons for all purposes reasonably connected with the administration of the Plan; and

27.1.3	the transfer to and retention of such Personal Information by any third party anywhere in the world for all purposes reasonably connected with the administration of the Plan.

28.	TERMINATION OF THE Plan

28.1	The Plan shall terminate on the Expiry Date, but Remco may terminate the Plan at any time before that date. The termination of the Plan will not affect outstanding Awards.

29.	NOTICES

29.1	Any notice or other communication under or in connection with the Plan may be given by personal delivery, electronically or by sending the same by post in the case of the Company, a member of the Group, or Remco, to the registered office of the Company, and in the case of an individual to his or her last known address, or, where he or she is a director or employee of any member of the Group, either to his or her last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his or her office or employment. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

30.	COMPLIANCE

30.1	The Company shall comply with (and procure compliance by all members of the Group with) all Applicable Laws. The Plan shall at all times be operated and administered subject to all Applicable Laws.

30.2	The Company, by its signature hereto, undertakes to procure compliance by every Employer Company with the Plan.

31.	GENERAL PROVISIONS

31.1	The rights of Participants under this Plan are determined exclusively by these Rules and the Award Notice.

31.2	The receipt of an Award in any year by a Participant does not create any rights and/or expectations that the same Participant shall be entitled to any further Awards in any subsequent years. An Employee’s eligibility to receive Awards shall be determined annually by Remco.

31.3	The Plan and participation in it shall not form part of any contract of employment between any Employer Company and any Employee and the rights and obligations of any individual under the terms of his or her office or employment with the Employer Company shall not be affected by his or her participation in the Plan. This Plan shall not entitle a Participant any right to continued employment nor shall it afford an individual additional rights to compensation or damages for any loss or potential loss which he or she may suffer (by reason of being unable to receive Shares or otherwise) in consequence of the termination of any office or employment within the Group for any reason whatsoever, regardless of whether such termination of employment was lawful, unlawful, fair or unfair.

31.4	The Plan shall not confer on any person any legal or equitable rights (including, for the avoidance of doubt, any voting rights or rights to receive dividends) against any Employer Company directly or indirectly, or give rise to any cause of action at law or in equity against any Employer Company.

31.5	This Plan does not provide for “rolling over” of Shares or back-dating of options.

31.6	The Plan shall be governed by and construed in accordance with the laws of the Republic of South Africa.

SIGNED at Guernsey on this the 1st day of June 2022.

For and on behalf of
SEDIBELO RESOURCES LIMITED

/s/ Arne Frandsen
Signatory: Arne Frandsen
Capacity: Chairman
Who warrants his authority hereto

SCHEDULE 1

SPECIAL PROVISIONS SCHEDULE

The Special Provisions Schedule takes effect as if all of the provisions of the Plan were set out in it incorporating the following modifications. Words or phrases in this Schedule 1 shall have the same meaning as in clause 1 of the Plan except as provided below. Except as noted in this Schedule 1, the provisions of the Plan apply to Awards granted under this Schedule 1.

1.	UNITED STATES SPECIAL PROVISIONs

The following shall apply for all US Participants who are Eligible Employees. Where a Participant becomes a US Participant after the grant of an Award, such Award is modified in a manner consistent with these provisions.

Notwithstanding anything in the Plan to the contrary, Awards granted to a US Participant shall be subject to the following provisions, as applicable:

1.1	The Award Notice provided for Conditional Awards and Awards otherwise subject to section 409A of the United States Internal Revenue Code, as amended (“Section 409A”) shall include the scheduled payment/Settlement Date(s) for such Award.

1.2	Notwithstanding anything to the contrary in clause 16.4 and 21, if, at the time that an Award to a US Participant that is subject to Section 409A (other than an Award under which a Participant is determined not to have a “legally binding right” within the meaning of Section 409A) is due to Vest, a Participant is suspended for a disciplinary or regulatory matter or is the subject of an investigation into a disciplinary or regulatory matter, then Remco may decide at its discretion to lapse any such Award. Thereafter, Remco, at its absolute discretion, following consultation with the Participant’s Employer, may determine whether and when to lift such suspension and whether, at that time, to grant such Participant a new Award on terms as determined by Remco.

1.3	Notwithstanding anything to the contrary in the Rules, payment/Settlement with respect to any Conditional Award or any other Award that is subject to Section 409A shall be made as soon as practicable following the scheduled payment/Settlement Date but in no event more than 30 days thereafter, except as otherwise permitted under Section 409A; provided, however, that to the extent a Participant dies before the scheduled Vesting Date(s), such Participant’s Awards shall be paid/Settled as soon as practicable following the date of death, but only to the extent then Vested.

1.4	In the event that a Participant is a “specified employee” (within the meaning of US Treasury Regulation Section 1.409A-1(i)) as of the date of the Participant’s “separation from service” (within the meaning of US Treasury Regulation Section 1.409A-1(h)) and if any Award both (i) constitutes a “deferral of compensation” within the meaning of Section 409A and (ii) cannot be paid or provided in the manner otherwise provided without subjecting the Participant to “additional tax”, interest or penalties under Section 409A, then, to the extent necessary to avoid penalties under Section 409A, no Award that is a deferral of compensation shall be paid or Settled prior to the first day of the seventh month following the Participant’s separation from service.

SCHEDULE 2

HOLDING PERIOD

The terms of this Schedule shall form part of the rules of the Sedibelo Resources Limited Long-Term Incentive Plan 2022 (the “Plan”) in respect of an Award that is subject to a Holding Period. Terms defined in the Plan shall have the same meaning in this Schedule 2 unless otherwise defined. References in this Schedule to a “paragraph” are to a paragraph of this Schedule.

1.	How the Holding Period will apply

1.1	Any Shares issued or transferred pursuant to the Award at any time prior to the expiry of the Holding Period to a Participant that is an Executive shall be subject to the provisions of this Schedule 2.

1.2	Legal title to the Holding Shares may, if so required by Remco, be issued or transferred to any person specified by Remco to be held on behalf of the Participant during the Holding Period subject to these provisions and the rules of the Plan (but, for the avoidance of doubt, the provisions of this Schedule 2 shall still apply even if Remco do not so determine).

2.	Tax during the Holding Period

Where any tax or social security contributions arise at the start of the Holding Period or at the time at which Shares are issued or transferred during the Holding Period, then clause 24 (Tax Liability) of the Plan will apply. For that purpose, Shares may be issued or transferred and sold to the extent necessary to fund any tax or employee social security contributions under clause 24 (Tax Liability) of the Plan and in which case the Holding Period will apply in respect of the remainder of the Shares subject to the Award. For the avoidance of doubt, this clause 2 should not apply to Participants that are tax resident in the Republic of South Africa.

3.	Rights during the Holding Period

3.1	The following additional provisions will apply to Holding Shares issued or transferred during the Holding Period:

3.1.1	For the avoidance of doubt, the Participant will be entitled to vote and to receive dividends in respect of the Holding Shares from the date the Participant becomes the beneficial owner.

3.1.2	The Participant may not transfer, assign or otherwise dispose of the Holding Shares or any interest in them (or instruct anyone to do so) except in the case of:

(i)	pursuant to clause 16 (Malus) and clause 17 (Clawback) of the Plan as described in paragraph 1.3.1(iv) below; or

(ii)	pursuant to then clause 24 (Tax Liability)of the Plan in accordance with paragraph 1.2 (Tax during the Holding Period) above.

3.1.3	Any securities which the Participant receives in respect of the Holding Shares as a result of an event described in clause 22.3 (Adjustments and Variation of Share Capital) of the Plan during the Holding Period will, unless Remco decide otherwise, be subject to the same restrictions as the corresponding Holding Shares.

3.1.4	To the extent that Holding Shares are determined by Remco to be required to be transferred to give effect to a clawback pursuant to clause 16 (Malus) and clause 17 (Clawback), the Participant irrevocably authorises, and is deemed to consent to, the immediate transfer of the legal and beneficial ownership of such Shares, for no consideration or nominal consideration, to any person specified by Remco.

4.	End of the Holding Period

4.1	The Holding Period will end on the earliest of the following:

4.1.1	the date on which the Holding Period will normally end, being on the expiry of a period of two years from Vesting;

4.1.2	the date on which the Participant dies;

4.1.3	the date of a Change of Control (unless the Award subject to the Holding Period is exchanged pursuant to clause 23.5 of the Plan or Remco determine otherwise);

4.1.4	if Remco so determine (but, for the avoidance of doubt, not otherwise), on the Participant ceasing to be an Employee; or

4.1.5	any other date as Remco may determine.

4.2	At the end of the Holding Period, subject to these provisions and the Plan, the restrictions relating to Holding Shares issued or transferred during the Holding Period will cease to apply and legal title to such Shares will be transferred to the Participant or as they may direct.

4.3	Remco may require that the Participant take any action (including entering into any agreement) in relation to the Holding Shares reasonably required by Remco in connection with any Post-Employment Shareholding Requirement and may determine that the restrictions under paragraph 3 (Rights During the Holding Period) will only cease to apply and that legal title to those Shares will only be transferred if the Participant takes such action.